EXHIBIT 3.2

Amendment to Bylaws

Effective October 1, 2008, the Bylaws of the Company are amended by deleting the name “HEALTHEXTRAS, INC.” from the Heading and substituting therefor the name “Catalyst Health Solutions, Inc.”.